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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                  CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                      December 17, 1996 (December 2, 1996)

                        GRANITE BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                     0-19728                 13-3458782
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)

                         767 Third Avenue,  34th Floor
                            New York, New York 10017
                                 (212) 826-2530
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

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                   ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

                                 Not Applicable

                         ITEM 2.  ACQUISITION OF ASSETS

                                 Not Applicable

                      ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

                                 Not Applicable

            ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

                                 Not Applicable

                             ITEM 5.   OTHER EVENTS

    On December 2, 1996, Granite Broadcasting Corporation ("Granite") entered into a definitive agreement (the "Agreement") with WXON-T.V., Inc., a Michigan corporation (the "Seller"), to acquire WXON-TV, the WB Network affiliated station serving Detroit, Michigan, for approximately $175 million in cash.

    The consummation of the transactions described in the Agreement is contingent on, among other things, approval by the Federal Communications Commission and satisfaction of certain other conditions. The terms and conditions of the acquisition were determined based upon arm's-length negotiations between Granite and the Seller. No material relationship exists between Granite and the Seller.

    It is contemplated that the acquisition will close in the first quarter of 1997.

    The Agreement is attached hereto as Exhibit 1 and the press release issued by Granite on December 3, 1996, is attached hereto as Exhibit 2. The exhibits are hereby incorporated by reference herein.

                ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS

                                 Not Applicable

                                       2

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                  ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    C.   EXHIBITS.

         1. Purchase and Sale Agreement, dated as of December 2, 1996, by and between Granite Broadcasting Corporation and WXON-T.V., Inc.

         2.   Press Release, dated December 3, 1996.

                       ITEM 8.   CHANGE IN FINANCIAL YEAR

                                 Not Applicable

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             GRANITE BROADCASTING CORPORATION

Dated:  December 17, 1996    By:   /s/ Lawrence I. Wills
                                -----------------------------
                             Name: Lawrence I. Wills
                             Its:  Vice President - Finance and Controller

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                                 EXHIBIT INDEX

1. Purchase and Sale Agreement, dated as of December 2, 1996, by and between Granite Broadcasting Corporation and WXON-T.V., Inc.

2.   Press Release, dated December 3, 1996.